Exhibit I-1

                           NEWGULF POWER VENTURE, INC.
                   For the Twelve Months Ended March 31, 2000
                               Statement of Income
                                   (Unaudited)
                                    ($000's)


Operating Revenues
    Electric revenues                                      $ 6,610
                                                     --------------


Operating Expenses                                           2,708
General & Administrative                                       124
Other Expenses                                                 258
Depreciation & Amortization                                    411
Interest Expense                                               344
                                                     --------------
    Total Expenses                                           3,845

Income Before Income Taxes                                   2,765

Provision for Income Taxes                                     968
                                                     --------------


Net Income (Loss)                                          $ 1,797
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